SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------
                                   FORM 8-A/A

                                 AMENDMENT NO. 1

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                  Franklin Electronic Publishers, Incorporated
                  --------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

           Pennsylvania                            22-2476703
    --------------------------        ---------------------------------------
     (State of Incorporation)         (I.R.S. Employer Identification Number)

                  One Franklin Plaza, Burlington, NJ 08016-4907
                  ---------------------------------------------
                     (Address of Principal Executive Office)

If this form relates to the               If this form relates to the
registration of a class of securities     registration of a class of securities
pursuant to Section 12(b) of the          pursuant to Section 12(g) of the
Exchange Act and is effective pursuant    Exchange Act and is effective pursuant
to General Instruction A.(c), please      to General Instruction A.(d), please
check the following box. |X|              check the following box. |_|

Securities to be registered pursuant to Section 12(b) of the Act:

          Title of Each Class                Name of Each Exchange on Which
          to be so Registered                Each Class is to be Registered
          -------------------                ------------------------------

       Common Stock, No Par Value                American Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant's Securities to be Registered.

This Registration Statement relates to the common stock, no par value (the "Common Stock"), of Franklin Electronic Publishers, Incorporated (the "Registrant"). The description of the Common Stock is contained in the Registrant's Registration Statement on Form 8-A (Registration No. 001-13198), which was filed with the Securities and Exchange Commission on June 24, 1994, and which is incorporated herein by reference. The description of the Registrant's Series A 10% Convertible Preferred Stock (which is convertible into Common Stock) is contained in the Amended and Restated Statement of Rights and Preferences authorizing the Series A 10% Convertible Preferred Stock, a copy of which has been filed with the Securities and Exchange Commission as an exhibit to the Company's Current Report on Form 8-K filed May 23, 2001 (File No. 001-13198), and which is incorporated herein by reference. The Registrant is filing this amendment to Form 8-A to reflect that effective June 18, 2001 the Common Stock (which had been listed on the New York Stock Exchange) will be listed on the American Stock Exchange.

Item 2. Exhibits.

The following exhibits are filed with this Registration Statement:

      EXHIBIT
      NUMBER            DESCRIPTION                            LOCATION
      ------            -----------                            --------

        3.1             Certificate of                 Incorporated by
                        Incorporation                  reference to Exhibit
                                                       3.01 to Registrant's
                                                       Registration Statement
                                                       on Form S-1 (File No.
                                                       3-6612).

        3.2             Articles of Amendment to       Incorporated by
                        the Certificate of             reference to Exhibit
                        Incorporation                  3.02 to Registrant's 1990
                                                       report on Form 10-K for
                                                       the year ended March 31,
                                                       1990.

        3.3             Amended and Restated           Incorporated by
                        Statement of Rights and        reference to Exhibit 4.1
                        Preferences of Series A        to Registrant's current
                        10% Convertible Preferred      report on Form 8-K filed
                        Stock                          May 23, 2001 (File No.
                                                       001-13198).

        3.4             Bylaws                         Incorporated by
                                                       reference to Exhibit
                                                       3.02 to Registrant's
                                                       Registration Statement
                                                       on Form S-1 (File No.
                                                       3-6612).

        3.5             Amendment to Bylaws            Incorporated by
                                                       reference to Exhibit A
                                                       to Registrant's Proxy
                                                       Statement relating to
                                                       the 1987 Annual Meeting
                                                       of Shareholders.

        3.6             Amendment to Bylaws            Incorporated by
                                                       reference to Exhibit
                                                       3.05 to Registrant's
                                                       1990 report on Form 10-K
                                                       for the year ended March
                                                       31, 1990.

        4.1             Specimen of Common Stock       Incorporated by
                        Certificate                    reference to Exhibit
                                                       4(h) to Registrant's
                                                       Registration Statement
                                                       on Form S-8
                                                       (Registration No.
                                                       33-71112).

                                    SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                   Franklin Electronic Publishers, Incorporated


                                   By: /s/ Gregory J. Winsky
                                       ------------------------------------
                                       Name:  Gregory J. Winsky
                                       Title: Executive Vice President

Dated: June 15, 2001